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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       ----------------------------------


         Date of Report (Date of earliest event reported): JULY 1, 1998



                          AVALON BAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)



          MARYLAND                       1-12672                 77-0404318
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
      of incorporation)                                      identification no.)


          2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

DEBT OFFERING

         On July 7, 1998 Avalon Bay Communities, Inc. (the "Company") completed an underwritten public offering of $100,000,000 aggregate principal amount of its 6.50% Senior Notes due 2003 (the "2003 Notes") and $150,000,000 aggregate principal amount of its 6.80% Senior Notes due 2006 (the "2006 Notes" and, together with the 2003 Notes, the "Notes"). The offering of the Notes was made pursuant to a Prospectus Supplement dated July 1, 1998 relating to the Prospectus dated June 26, 1998, which is a part of the Company's registration statement on Form S-3, as amended (File No. 333-41511).

         The 2003 Notes bear interest at 6.50% per annum and will mature on July 15, 2003 and the 2006 Notes bear interest at 6.80% per annum and will mature on July 15, 2006. The Notes bear interest from July 7, 1998 or from the immediately preceding Interest Payment Date (as defined below) to which interest had been paid, payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1999 (each, an "Interest Payment Date"), to the persons in whose name the applicable Notes are registered in the security register for each series on the preceding December 31 or June 30 (whether or not a business day), as the case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The Notes may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date, and (ii) the Make-Whole Amount (as defined in the Second Supplemental Indenture referenced below), if any, with respect to such Notes.

         The Notes were issued under an Indenture and Second Supplemental Indenture, each between the Company and State Street Bank and Trust Company, as Trustee. The underwriting discount for the 2003 Notes was 0.550% and the price to the public was 99.719% of the principal amount of the 2003 Notes. The underwriting discount for the 2006 Notes was 0.625% and the price to the public was 99.723% of the principal amount of the 2006 Notes.

         The net proceeds to the Company from the sale of the Notes, after all anticipated issuance costs, will be approximately $247.6 million. The Company intends to use the net proceeds to reduce borrowings under its $600 million unsecured line of credit from Fleet National Bank, Morgan Guaranty Trust Company of New York, Union Bank of Switzerland and other participating banks (the "Unsecured Credit Facility").

         Delivery of the Notes was made on July 7, 1998 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.


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ITEM 7.  FINANCIAL STATEMENTS

EXHIBIT NUMBER          EXHIBIT

      1.1 Underwriting Agreement, dated July 1, 1998, between the Company and PaineWebber Incorporated, First Union Capital Markets, J.P. Morgan Securities Inc. and NationsBank Montgomery Securities LLC.

      4.1 Indenture, dated as of January 16, 1998 between the Company and State Street Bank and Trust Company, as Trustee. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 1998.)

      4.2 Second Supplemental Indenture, between the Company and State Street Bank and Trust Company, as Trustee.

      4.3               The Company's 6.50% Senior Note due 2003.

      4.4               The Company's 6.80% Senior Note due 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                           AVALON BAY COMMUNITIES, INC.





Dated: July 8, 1998                        By: /s/ Jeffrey B. Van Horn
                                               ---------------------------------
                                               Name: Jeffrey B. Van Horn
                                               Title: Senior Vice President--
                                                      Investments and Secretary